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                                                           EXHIBIT 23.2

                            INDEPENDENT AUDITORS' CONSENT


We consent to the incorporation by reference in this Registration Statement of Medical Graphics Corporation on Form S-8 relating to the Warrant Agreement of Catherine A. Anderson of our report dated April 4, 1997 (April 15, 1997 as to the third paragraph of Note 11), appearing in the Annual Report on Form 10-KSB of Medical Graphics Corporation for the year ended December 31, 1996.


                                       DELOITTE & TOUCHE LLP

                                       \s\ Deloitte & Touche LLP

Minneapolis, Minnesota
May 14, 1997